UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	October 13, 2009

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

TierOne Corporation (“Company”) is the holding company for TierOne Bank (“Bank”).  In connection with an examination of the Bank which commenced after the Company filed its second quarter 2009 Form 10-Q, the Office of Thrift Supervision (“OTS”), the Bank’s primary regulator, directed the Bank to establish additional loan loss provisions for the quarter ended June 30, 2009 because of differences of opinion and the timeliness of credit information used in estimating the fair value assessment of collateral on five individual credits.  As a result of the OTS examination, the Bank also was directed to effect, retroactive to June 30, 2009, certain loan grading changes.  In particular, the OTS directed the Bank to reclassify $82.3 million in loans previously designated as “special mention” into adverse classifications.

In light of the foregoing, on October 13, 2009, the Company’s Audit Committee, in consultation with the Company’s management and independent registered public accountants, determined that the Company will record an additional loan loss provision of approximately $13.9 million (which includes a total charge-off of approximately $10.6 million) for the three months ended June 30, 2009 to reflect, as directed by the OTS, an adjustment to its allowance for loan losses as of June 30, 2009.  As noted in Item 4.02 below, the Company intends to file an amended Form 10-Q for the quarter ended June 30, 2009 (including restated financial statements) as soon as practicable to reflect the effects of the above-referenced charge-offs, loan grading changes and increase in the allowance for loan losses.

The Bank is currently subject to a supervisory agreement that it entered into with the OTS on January 15, 2009.  Among other things, the supervisory agreement requires the Bank to maintain enhanced minimum capital requirements in excess of those required of an institution deemed to be “well capitalized” by the OTS.  As a result of the above-referenced restatement, the Company expects that the Bank’s minimum core capital ratio, as of June 30, 2009, will be adjusted to approximately 8.11%, which is below the elevated ratio of 8.50% required by the supervisory agreement (the regulatory core capital ratio normally required to be deemed “well capitalized” is 5.00%).  The Bank’s total risk-based capital ratio, as of June 30, 2009, is expected to be adjusted to approximately 10.85%, which is below the 11.00% required by the supervisory agreement (the regulatory total risk-based capital ratio normally required to be deemed “well capitalized” is 10.00%).  The Bank’s failure to comply with the supervisory agreement could result in, among other actions, the initiation of additional enforcement actions by the OTS.

As part of the Bank’s efforts to maintain enhanced minimum capital requirements pursuant to its supervisory agreement with the OTS, on September 4, 2009, the Company announced that the Company and the Bank had entered into a definitive agreement (“Agreement”) to transfer deposits and sell selected loans and other assets associated with 32 of the Bank’s branch offices to Great Western Bank, a South Dakota-based subsidiary of National Australia Bank.  The Bank believes the consummation of the transactions contemplated by the Agreement, which are subject to, among other conditions, the receipt of regulatory approval, will result in the Bank’s capital position exceeding the enhanced OTS minimum capital requirements imposed by the supervisory agreement.  There can be no assurances, however, that the Bank will be in compliance with these enhanced minimum capital requirements upon consummation of the transactions contemplated by the Agreement due to unforeseen or intervening events nor can there be any assurance that the Agreement will receive all regulatory and other approvals and the transactions thereunder consummated.  The parties to the Agreement are seeking to consummate the transactions contemplated by the Agreement as early as late 2009 but there are no assurances that such schedule will be achieved.

The Bank continues to evaluate its loan portfolio as well as its loan loss reserves.  Depending on future circumstances and events, additional loan loss provisions may be required for periods subsequent to June 30, 2009.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 13, 2009, as a result of the matters described in Item 2.06 hereof (which disclosure is incorporated herein by reference), the Audit Committee of the Company determined that the financial statements as of and for the three-month and six-month periods ended June 30, 2009 contained in the Quarterly Report on Form 10-Q filed by the Company on August 10, 2009 should not be relied upon.  The Company plans to restate its financial statements for such periods and will present the restated financial statements in an amendment to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as soon as practicable.  The Bank will likewise file an amended Thrift Financial Report for the period ended June 30, 2009.

The Audit Committee and the management of the Company and the Bank discussed the matters disclosed in this filing with the Company’s independent registered public accountants.

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Statements contained in this report which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, unanticipated issues that may arise relative to loan loss provisions and charge-offs with respect to the Bank’s loan portfolio, including actions stemming from the review of such portfolio and provisions by regulators; any unanticipated issues that could impact management’s judgment as to the adequacy of loan loss reserves; changes in asset quality and general economic conditions, including unanticipated events related to the supervisory agreement, including compliance therewith, or actions by regulators related thereto or as a result thereof; inability of the Bank and the Company to comply with other provisions of the supervisory agreement; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; unanticipated further deterioration in the Company’s loan portfolio; and unanticipated issues associated with the closing of the transactions contemplated by the branch purchase agreement with Great Western Bank.  In addition, the Company set forth certain risks in its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected.  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: October 14, 2009	By: /s/ Gilbert G. Lundstrom Gilbert G. Lundstrom Chairman of the Board and Chief Executive Officer